UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

McEwen Mining Inc.

(Name of Registrant as Specified In Its Charter)

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MCEWEN MINING INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 28, 2021
The annual meeting of the shareholders of McEwen Mining Inc. will be held virtually at: www.meetingcenter.io/236635772 on June 28, 2021 at 4:00 p.m. Eastern Time. The meeting will be held for the following purposes:
(1)
To elect eight (8) directors to serve on our Board of Directors until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)
To consider and vote on a proposal to amend our Second Amended and Restated Articles of Incorporation to increase our authorized capital by 175,000,000 shares of common stock;

(3)
To consider and vote on a proposal to amend our Amended and Restated Equity Incentive Plan to increase the number of shares reserved for issuance under the Plan by 12,500,000 shares and to extend the expiration date of the Plan to April 15, 2031;

(4)
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

(5)
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on April 26, 2021 as the record date for the determination of the holders of our stock entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on our books at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.
This year’s annual meeting, like last year, will be a completely virtual meeting of shareholders, and will be conducted solely online. We have again decided to hold our annual meeting virtually due to the coronavirus (COVID-19); we continue to be sensitive to public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments have imposed. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/236635772 at the meeting date and time described in the accompanying proxy statement. The password for the meeting is MUX2021. You will not be able to attend the annual meeting in person.
We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our shareholders and the company. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation, especially in these difficult times.
Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience, by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the virtual annual meeting and would prefer to vote electronically during the meeting, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE, (ii) INTERNET, (iii) REQUESTING A PAPER PROXY CARD, TO COMPLETE, SIGN AND RETURN BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING ELECTRONICALLY. Please note that all votes cast via the Internet must be cast prior to 5:00 p.m. Eastern Time on June 28, 2021 and votes cast by telephone must be cast by 1:00 a.m. on that same day.
By Order of the Board of Directors
April [•], 2021	ROBERT R. MCEWEN Chairman and Chief Executive Officer

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL FOR ELECTION OF DIRECTORS	7
Directors and Executive Officers	7
Our Directors	7
Our Officers	9
Vote Necessary to Approve Proposal 1	11
PROPOSAL FOR APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	12
Capitalization	12
Reasons for the Amendment	13
Possible Effects of the Amendment	13
Vote Necessary to Approve Proposal 2	14
PROPOSAL TO AMEND EQUITY INCENTIVE PLAN	14
Background and Reasons for the Amendment	14
Summary of the Plan	15
Administration of the McEwen Mining Plan	15
Shares Subject to the Plan	15
Participants	16
Share Usage	16
Adjustments of Shares	16
Exercise of Options	16
Option Term	16
Restricted Stock	16
Stock Grants	17
Non-Transferability	17
Amendment and Termination	17
No Repricing	17
Corporate Transactions	17
Limitations on Grants	18
Federal Income Tax Consequences of the Grant and Exercise of Options	18
Non-Qualified Options	18
Incentive Options	18
Code Section 409A	19
Code Section 162(m)	19
New Plan Benefits	19
Securities Authorized for Issuance Under Equity Compensation Plans	19
Equity Compensation Plan Information	19
Vote Necessary to Ratify Proposal 3	20
PROPOSAL FOR RATIFICATION OF AUDITORS	20
Vote Necessary to Ratify Proposal 4	20
DELINQUENT SECTION 16(a) REPORTS	20
CORPORATE GOVERNANCE	21

i

ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive these proxy materials?
We are providing these proxy materials, which consist of this proxy statement, our Annual Report on Form 10-K and a proxy card, in connection with the solicitation by the Board of Directors (the “Board”) of McEwen Mining Inc. (“we,” “our,” “us,” or the “Company”) of proxies to be voted at our annual meeting of shareholders to be held on Monday, June 28, 2021 at 4:00 p.m., Eastern Time, virtually at: www.meetingcenter.io/236635772, and any adjournment or postponement thereof. The Notice of Annual Meeting of shareholders and this proxy statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or before May [ • ], 2021.
What am I being asked to vote on at the annual meeting?
You are being asked to vote upon:
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the election of eight nominees for directors to hold office until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified;

•
an amendment to our Second Amended and Restated Articles of Incorporation to increase the number of shares of common stock that we are authorized to issue from 500,000,000 to 675,000,000;

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an amendment to our Amended and Restated McEwen Mining Inc. Equity Incentive Plan, which we refer to as the Equity Incentive Plan or Plan, to increase the number of shares authorized to be issued under the Plan from 17,500,000 to 30,000,000 and to extend the expiration of the plan to April 15, 2031;

•
the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•
any other business that may properly come before the meeting.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We distribute our proxy materials to shareholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or before May [ • ], 2021, we mailed a Notice of Internet Availability of Proxy Materials to shareholders, containing instructions on how to access the proxy materials on the Internet, to vote your shares over the Internet or by telephone or to request a paper copy of the proxy materials and proxy card. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, please follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.
Why are you holding a virtual meeting instead of a physical meeting?
We have decided to hold our annual meeting virtually due to COVID-19; we are sensitive to public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments have imposed. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our shareholders and our company. We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location around the world with Internet access.
What do I need to do to attend the annual meeting?
The annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by online webcast. You are entitled to participate in the annual meeting only if you were a shareholder of the company as of the close of business on April 26, 2021, or if you hold a valid proxy for the annual meeting. No physical meeting will be held.

You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/236635772. You also will be able to vote your shares online by attending the annual meeting by webcast. To participate in the annual meeting, you will need to review the information included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is MUX2021.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 4 p.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
How do I register to attend the annual meeting virtually on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A.), you do not need to register to attend the annual meeting virtually on the Internet. Please follow the instructions in the notice or proxy card that you received. You will need a control number, which is located in the notice and proxy card, and the password.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet. If you are unable to register for any reason, you may still view the meeting as a guest by visiting the meeting website, but you will not be able to vote or ask questions.
To register to attend the annual meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your McEwen Mining Inc. share holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June [ • ], 2021.
You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail: Computershare Trust Company, N.A.
McEwen Mining Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Who is entitled to vote at the annual meeting?
Holders of our common stock at the close of business on April 26, 2021 are entitled to receive the Notice of Annual Meeting of shareholders and to vote their shares at the annual meeting. As of that date, there were [ • ] shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered in your name with our transfer agent, Computershare, you are the “shareholder of record” of those shares. The Notice of Annual Meeting of shareholders and this proxy statement and any accompanying materials have been provided directly to you by us.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and the Notice of Annual Meeting of shareholders and this proxy statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?
You may vote using any of the following methods:
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By Internet:   If you are a shareholder of record, you can vote over the Internet at www.envisionreports.com/MUX by following the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. If you hold your shares through a broker or other intermediary, you should contact your broker to determine if they allow for voting on the internet or by phone.

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By Telephone:   If you are a shareholder of record, you can vote over the telephone by calling 1-800-652-8683 and following the directions.

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By Mail:   If you have requested or received a proxy or voting instruction card by mail, you can vote by completing, signing and dating the proxy or voting instruction card and returning it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board.

•
At the Meeting (Virtually):   You may vote your shares at the virtual annual meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet. To register to attend the annual meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your McEwen Mining Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June [ • ], 2021. Please see additional details under “How do I register to attend the annual meeting on the Internet,” above.

Internet voting facilities for shareholders of record will be available 24 hours a day until 5:00 p.m., Eastern Time, on June 28, 2021. Voting by telephone will be available until 1:00 a.m. on that day. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.
Your vote is important.   You can save us the expense of a second mailing by voting promptly.
What can I do if I change my mind after I vote?
Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect your right to attend the annual meeting virtually and to vote electronically during the meeting. The presence at the annual meeting of a shareholder who has submitted a proxy does not in itself revoke a proxy. If you are a shareholder of record, you can revoke your proxy before it is exercised by:
•
giving written notice to the Corporate Secretary of the Company before the day of the meeting;

•
delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•
voting electronically during the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record or registering, attending the meeting and voting electronically during the meeting.
What is “householding” and how does it affect me?
When multiple shareholders have the same address, the SEC permits companies and intermediaries to deliver a single copy of certain proxy materials and the Notice of Internet Availability of Proxy Materials to them. This process is commonly referred to as “householding.” We do not participate in householding, but some brokers may for shareholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the Notice or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise.
If, at any time, you would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another shareholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. We will promptly deliver to a shareholder who received one copy of the Notice or proxy materials as a result of householding a separate copy upon the shareholder’s written or oral request directed to our investor relations department at (647) 258-0395 ext. 320 or McEwen Mining Inc., 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions provided in the Notice.
Can I access the proxy materials and the 2020 annual report on the Internet?
The Notice of Annual Meeting of shareholders, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020 are available at http://www.envisionreports.com/MUX. You will also be able to access the proxy materials at the meeting website during the virtual annual meeting.
What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange, or “NYSE.”
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under the rules of the NYSE (“NYSE Rules”) to vote your shares on the ratification of the appointment of Ernst & Young LLP, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, the proposal to amend our Amended and Restated Articles of Incorporation, or the proposal to amend the Equity Incentive Plan to be considered at the annual meeting and if you do not provide voting instructions to your broker, a broker non-vote will occur and your shares will not be voted on these matters or any other matter that may properly come before the meeting.
What is a quorum for the annual meeting?
A quorum is the minimum number of shares of our common stock that must be present in person or by proxy to legally convene the annual meeting. As stated in our Second Amended and Restated Articles of Incorporation and bylaws, the presence in person or by proxy of the holders of stock representing at least one-third of the voting power of all shares of our stock issued and outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?
Proposal	Vote Required
1. Election of directors	Plurality, subject to resignation under Majority Voting Policy if votes “withheld” greater than votes “for”
2. Proposal to increase our authorized capital	Majority of votes cast on the proposal
3. Proposal to increase the number of shares authorized to be issued under our Equity Incentive Plan and to extend the expiration date of the Plan	Majority of votes cast on the proposal
4. Ratification of the appointment of Ernst & Young LLP	Majority of votes cast on the proposal
Election of Directors; Majority Vote Policy
Directors are elected by a plurality of the votes cast for the election (assuming a quorum is present at the meeting), subject to our Majority Voting Policy (the “Majority Voting Policy”). The eight nominees for director who receive the highest number of votes will be elected to the Board of Directors. Any shares not voted for the election, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors.
Pursuant to our Majority Voting Policy, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the Board. The Nominating and Governance Committee of our Board (or, under certain circumstances, another Committee appointed by the Board) will promptly consider that resignation and will recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors. The Board must then act on that recommendation no later than 90 days following the date of an annual meeting of shareholders. Within four days of the Board’s decision, we must disclose the decision in a Current Report on Form 8-K filed with the SEC that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.
Proposal to Increase our Authorized Capital
The proposal to amend our Second Amended and Restated Articles of Incorporation to increase the authorized shares of common stock from 500,000,000 shares to 675,000,000 shares requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be treated as votes cast on this proposal and therefore will have no impact on the outcome of this proposal.
Proposal to Increase the Number of Shares Authorized to be Issued under our Equity Incentive Plan and to Extend the Expiration Date of the Plan
The proposal to amend the Equity Incentive Plan to increase the number of shares reserved for issuance to 30,000,000 shares of common stock and to extend the expiration date of the Plan requires the affirmative vote of a majority of the votes cast on the proposal. Under NYSE rules, abstentions are treated as votes cast for this proposal and will therefore be treated as votes against this proposal. Broker non-votes will not be treated as votes cast on this proposal and therefore will have no impact on the outcome of this proposal.
Ratification of the Appointment of Ernst & Young LLP
The affirmative vote of the holders of a majority of the votes cast for the proposal (assuming a quorum is present) is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021. Abstentions and broker non-votes will not be treated as votes cast on this proposal and will therefore have no effect on the outcome of this proposal.
How will my shares be voted at the Annual Meeting?
If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card, and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote:
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FOR the election of each of the nominees for director;

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FOR the proposal to increase the number of shares of common stock that we are authorized to issue under our Second Amended and Restated Articles of Incorporation;

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FOR the proposal to increase the number of shares that we are authorized to issue under our Amended and Restated Equity Incentive Plan and to extend the termination date of the Plan; and

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FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.

Could other matters be decided at the annual meeting?
Other than the election of directors, the proposal to increase our authorized capital, the proposal to increase the number of shares of common stock reserved for issuance under our Equity Incentive Plan and to extend the expiration date of the Plan and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021, the Board knows of no other matters to be presented at the annual meeting. However, if you return your signed and completed proxy card or vote by telephone or on the Internet and any other business or matters properly come before the annual meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such matters.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock.
Who will count the votes?
Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspector of election.

PROPOSAL FOR
ELECTION OF DIRECTORS
(Proposal 1 on Proxy Card)
The Board of Directors currently consists of eight members, all of whom have been nominated to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The eight nominees have indicated that they are willing and able to serve as directors if elected. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors.
Directors and Executive Officers
The following table reflects our directors and executive officers as of the date of this proxy statement:
Name	Age	Positions With the Company	Board Position Held Since
Robert R. McEwen	70	Chairman of the Board and Chief Executive Officer	2005
Allen V. Ambrose(1)(2)(3)	64	Director	2012
Michele L. Ashby(1)(3)	65	Director	2005
Richard W. Brissenden(3)(4)	76	Director	2012
Robin E. Dunbar(2)(4)	62	Director	2017
Gregory P. Fauquier(1)(3)	70	Director	2014
Donald R. M. Quick(3)	69	Director	2012
Michael L. Stein(4)	70	Director	2012
Anna Ladd-Kruger	50	Chief Financial Officer	—
G. Peter Mah	53	Chief Operating Officer	—
Stephen McGibbon	62	Executive Vice President of Exploration	—
Ruben Wallin.	53	Vice President of Environment, Health, Safety & Sustainability	—
Carmen Diges	50	General Counsel and Secretary	—
Stefan Spears	39	Vice President, Corporate Development	—

(1)
Member of the Compensation Committee.

(2)
Member of the Nominating & Corporate Governance Committee.

(3)
Member of the Environmental, Health & Safety Committee.

(4)
Member of the Audit Committee.

All of our directors named above except Mr. McEwen and Dr. Quick are independent as defined under the NYSE Rules.
The following information summarizes the recent (at least five years) business experience of our officers and directors:
Our Directors
Robert R. McEwen.   Mr. McEwen became the Chairman of our Board of Directors and our Chief Executive Officer on August 18, 2005. Mr. McEwen was also Non-Executive Chairman of Lexam VG Gold Inc. (“Lexam”) from January 2011 to April 2017, at which time we completed the acquisition of Lexam. He was also the President and Chief Executive Officer of Minera Andes Inc. from June 2009 until January 2012, when we completed the acquisition of that entity. He was the Chief Executive Officer of Goldcorp Inc. from June 1986 until February 2005 and the Chairman of that company from 1986 to

October 2005. Goldcorp is engaged in the business of exploring for and producing gold and other precious metals and is now part of Newmont Corporation. Our Board believes that Mr. McEwen’s 30+ years of experience in the mining industry, and particularly the experience he developed by guiding Goldcorp from a start-up into a senior gold producer, provides him with the desired skills, attributes and qualifications to serve as a member of our Board.
Allen V. Ambrose.   Mr. Ambrose has over three decades of experience in the mining industry, including work with large companies as well as junior exploration companies. A founder of Minera Andes Inc., he was a director from November 1995 until its combination with McEwen Mining in January 2012. Mr. Ambrose also served as President and Chief Executive Officer of Minera Andes from 1995 until June 2009. Mr. Ambrose has extensive experience in all phases of exploration, project evaluation and project management, and has worked as a geologic consultant in the United States (US) and South America. As a consultant, he co-discovered a Venezuelan auriferous massive gold sulfide deposit acquired by Gold Reserve Corporation, and known generally as the Brisas deposit. He formerly was employed as exploration manager for N.A. Degerstrom Inc., a US contract mining company, and has worked as a geologist for Cyprus Minerals, Kidd Creek Mines, Molycorp, Boise Cascade and Denison Mines. He holds a B.Sc. in Geology from Eastern Washington University and attended graduate school. The Board believes that Mr. Ambrose’ experience as a geologist, significant understanding and experience with our Argentine assets, and knowledge of the mining industry provide the requisite skills and qualifications to serve as a member of our Board.
Michele L. Ashby.   Ms. Ashby is currently President and Founder of Ashby Consulting Enterprises LLC, formerly Ashby Investments LLC, a consulting firm that provides corporate board training and certification, since July 2017. Ashby Investments LLC was formerly a financial advisory firm, where Ms. Ashby spent her time from June 2012 to June 2017. Since November 2018, Ms. Ashby has also been an independent director serving as chair of the audit committee and member of the nomination/governance committee for Mene, Inc. (MENEV:TSXV), a publicly traded company on the Toronto venture exchange (“TSXV”) and over-the counter in the U.S. Previously, she held an independent director position on the audit and nomination/governance committees at Lithium X (LIXV:TSXV) from December 2016 until March 2018, when the company was purchased by a private Chinese investment group. From January 2014 until December 2015, Ms. Ashby worked as an Executive Consultant with McGhee Productivity Solutions, a Denver based consultancy group which serves Fortune 100 companies in leadership, management, and strategic training programs. She is also the former Chief Executive Officer and founder of MiNE, LLC, a Colorado limited liability company which acted as an intermediary for natural resources and energy companies to the institutional investment community. She occupied that position from July 2005 to September 2013. From January 1988 to July 2005, she was the Chief Executive Officer and founder of Denver Gold Group Inc., a Colorado not-for-profit corporation organized and operated as a trade association for the mining industry. In that capacity, she developed, marketed and organized annual conferences for participants in the industry and the investment community. From November 1983 to December 1995, she was a stockbroker and mining analyst with a regional investment banking firm located in Denver, Colorado. Ms. Ashby graduated magna cum laude with a degree in finance from Regis University. Our Board believes that Ms. Ashby’s 25 years in the finance industry emphasizing the mining sector, and her diverse interaction with executives of mining companies located around the world, provide her with the appropriate skills and experience to serve as a member of our Board.
Richard. W. Brissenden.   Mr. Brissenden is a Chartered Professional Accountant (Ontario) and a graduate of the Directors Education Program of the Institute of Corporate Directors with an ICD.D designation, with more than 30 years of experience in the mining and exploration sector. From December 2013 until April 2018, Mr. Brissenden was a director of Banro Corporation, a Canadian gold mining company with securities traded on the Toronto Stock Exchange (“TSX”) and NYSE American, and has served as its Chairman (May 2014 to January 2015; January 2016 to April 2018) and its Executive Chairman (January 2015 to December 2015). He also served as a director of Lexam from January 2011 until April 2017 when it was acquired by McEwen Mining. He previously served as a board member and executive of numerous companies in the mining and mineral exploration sector. The Board believes that Mr. Brissenden’s significant financial experience as a chartered professional accountant and member of numerous public company Audit Committees, as well as significant understanding of and experience in the mining industry, provides the requisite skills and qualifications to serve as a member of our Board.

Robin E. Dunbar.   Mr. Dunbar has been involved in the mining industry since 1996 following 14 years in commercial and corporate banking in Canada. He was a non-executive director of Lexam prior to our acquisition of that entity. Currently, he is President and Chief Executive Officer of Grid Metals Corp. (formerly Mustang Minerals Corp.), an Ontario corporation with securities traded on the TSX-V. Grid has base and precious metal development projects in Manitoba and Ontario. He also served as the Chief Financial Officer and a director of Aquila Resources Inc., an Ontario corporation with securities traded on the TSX, a position he held from 2003 to 2014. Aquila owns exploration and development projects in Michigan and Wisconsin, in the US. From 2006 to 2015, he was a non-executive director of Western Areas Ltd, an Australian-based nickel producer with shares listed on the Australian Securities Exchange and exploration interests in North America, Europe and Asia. He received a B.A. from Western University and an M.B.A. from Dalhousie University. Our Board believes that Mr. Dunbar’s commercial banking and finance background, together with his experience in the mining industry, makes him an asset to our Board.
Gregory P. Fauquier.   Mr. Fauquier is a mining engineer with a broad range of management skills covering both mine and process operations, as well as development, together with experience in both open pit and underground operations. From 2002 to 2013, Mr. Fauquier was employed as the Global Managing Director for Hatch Ltd., a consulting engineering and project implementation company, where he was responsible for mining and mineral processing, as well as Hatch’s operational services worldwide. Prior to his employment at Hatch, Mr. Fauquier held positions with Barrick Gold Corporation as their Senior Vice President for Operations, with Rio Tinto as General Manager of the Flambeau Mining Company, also with Rio Tinto as Mine Manager for their Kennecott Bingham Canyon Mine in Utah as well as their Palabora Mine in South Africa. Mr. Fauquier holds a B.Sc. Mining degree from Queen’s University. The Board believes that Mr. Fauquier’s nearly four decades of operations and development experience in the mining industry, provides the requisite skills and qualifications to serve as a member of our Board.
Donald R. M. Quick.   Dr. Quick served as a director of CSA Management from 1996 until 2000, at which time it merged with Goldcorp Inc. Between 2000 and 2006, Dr. Quick was also a member of the board of directors of Goldcorp Inc. Dr. Quick was a member of the board of directors of Minera Andes from 2008 until it merged with US Gold Corporation in 2012, to become McEwen Mining. Prior to 2003, Dr. Quick was in private practice as a chiropractor. Our Board believes that Dr. Quick’s background and experience as a corporate director in the mining sector provides the requisite skills and qualifications to serve as a member of our Board. As a result of the former employment of his son by the company, Simon Quick, Dr. Quick is not considered to be independent under the NYSE Rules.
Michael L. Stein.   Mr. Stein has been Chairman and Chief Executive Officer of MPI Group Inc., a real estate development and investment company, since 1994. He also held the position of Chairman and Chief Executive Officer of the real estate investment and development company MICC Properties Inc. from 1987 until 2000. Between 1978 and 1987, Mr. Stein held progressively senior positions with The Mortgage Insurance Company of Canada, ultimately holding the position of Executive Vice-President responsible for operations. He is a founder and current Chairman of the Canadian Apartment Properties Real Estate Investment Trust (CAPREIT), Canada’s first TSX listed apartment REIT. Since December 2013, he has served as a director of FirstService Corporation, a company with securities traded on the NASDAQ and TSX. Between 2000 and 2006, Mr. Stein was a member of the board of directors of Goldcorp Inc. Mr. Stein holds an engineering degree from the Israel Institute of Technology and an MBA in Finance and International business from Columbia University in New York. Our board believes that Mr. Stein’s substantial public company management and finance experience (including in the mining sector) provides the requisite skills and qualifications to serve as a member of our Board.
Our Officers
In addition to Mr. McEwen (see biography above), the following individuals serve as our executive officers as of the date of this proxy statement:
Anna Ladd-Kruger (Chief Financial Officer).   Ms. Ladd-Kruger was appointed as our Chief Financial Officer in September 2020 and is a Chartered Professional Accountant and Certified Management Accountant in Canada with a long history in the mining industry. From June 2019 to September 2020, she was Chief Financial Officer and Vice President of Corporate Development at Excellon Resources Inc., an Ontario corporation that mines silver, lead and zinc in Mexico. The shares of Excellon are listed on the TSX and the

NYSE American. From April 2011 to May 2017, she was the Chief Financial Officer of Trevali Mining Corporation, a British Columbia corporation mining base metals on a global scale. The shares of Trevali are also traded on the TSX. Prior to her position at Trevali, Ms. Ladd-Kruger served as Chief Financial Officer for a number of other publicly-traded Canadian mining companies. Ms. Ladd-Kruger will continue to serve on the Board of Directors and as the Chair of the Audit Committee of Integra Resources Corp., an Ontario corporation with its shares traded on the TSXV, and on the Board of Excellon. Ms. Ladd-Kruger holds a Master of Economics Degree from Queen’s University in Kingston, Ontario and a Bachelor of Commerce Degree from the University of British Columbia.
G. Peter Mah (Chief Operating Officer).   Mr. Mah was appointed as our Chief Operating Officer in April 2020 and is a professional engineer with global mining experience, including gold, diamonds and base metals. From February 2016 to March 2020, he ran his own consulting company as the President of Future Mining Consultants Ltd., focusing on gold and zinc projects in Canada, the U.S. and Mexico. From July 2019 to March 2020, he was also the President and a director of Argo Gold Inc., an Ontario, Canada corporation with securities traded on the Canadian Stock Exchange (“CSE”). Argo is an exploration-stage company with gold projects in central and northwestern Ontario. From December 2014 to November 2015, Mr. Mah was the President and Chief Operating Officer of Avanti Kitsault Mine Ltd., a subsidiary of Alloycorp Mining Inc., where he was responsible for the advancement of the Kitsault molybdenum project near Terrace, British Columbia. Immediately prior to that, from May 2011 to August 2014, he was the Executive Vice President and Chief Operating Office of Luna Gold Corporation, a Canadian corporation with properties in Brazil. He has also held senior management positions with Newmont Corporation, among others. He holds a Bachelor and Master of Applied Science Degree in mining and mineral processing and rock mechanics, respectively, from the University of British Columbia. Mr. Mah also serves as a director of Golden Lake Exploration Inc., a gold exploration company with securities traded on the CSE.
Stephen McGibbon (Executive Vice President of Exploration).   Stephen McGibbon was appointed as the Executive Vice President of Exploration on April 8, 2021. He is a Professional Geologist with extensive exploration, mine production and senior management experience. Prior to joining our company, Mr. McGibbon served as Executive Vice-President, Corporate and Project Development, at Premier Gold Mines Limited, a position he held from August 2011 to April 2021. Premier is an Ontario corporation with mining properties in Canada, Mexico and the U.S. Prior to that position, Mr. McGibbon served as Executive Vice-President and Chief Operating Officer of Premier from September 2006 to August 2011, and Chief Geologist and Exploration Manager, Red Lake Mine, Goldcorp from 1994 to June 2006.
Ruben Wallin (Vice President of Environment, Health, Safety & Sustainability).   Mr. Wallin joined our company on April 12, 2021 as Vice President of Environment, Health, Safety & Sustainability. He is a Professional Engineer and an environmental and sustainability professional with a long history in the mining industry. Prior to joining our company, Mr. Wallin was the principal consultant with WESC Inc., a corporation providing environmental consulting services to the mining industry. From October 2015 to February 2020, he was Vice President-Environment & Sustainability at Detour Gold Corporation, a corporation with properties in Canada and Mexico. Prior to that, from October 2014 to September 2015, he was the director of Safety, Health, Environment and Community with Yamana Gold Inc., a corporation with properties throughout the Americas. Prior to that, he worked with Osisko Mining Corporation and Barrick Gold Corporation. Mr. Wallin holds a Master’s degree in geological engineering from the University of British Columbia and a Bachelor of Science in environmental engineering and a Bachelor of Science in microbiology.
Carmen Diges (General Counsel and Secretary).   Ms. Diges was appointed as General Counsel in August 2015. Since at least 2011, she has been in private practice as a partner or principal of various law firms based in Toronto, Canada. She holds a CFA Charter, a Master of Laws (Tax) from Osgoode Hall Law School, a Bachelor of Laws from Dalhousie Law School, as well as a Bachelor of Arts from the University of Toronto.
Stefan Spears (Vice President, Corporate Development).   Mr. Spears served as Vice President of Projects of the Corporation from 2008 to 2012. From 2012 to 2015, Mr. Spears founded and ran a manufacturing company that made parts for the metal casting industry. After selling that business in 2015, Mr. Spears rejoined the Company in the role of Special Projects with a focus on corporate development and was appointed as the Vice President of Corporate Development in 2019. Mr. Spears holds a B.Sc. degree in civil engineering from Queen’s University in Kingston, Ontario.
Our officers serve at the pleasure of the Board of Directors.
Vote Necessary to Approve Proposal 1
If a quorum is present at the meeting, directors are elected by a plurality of votes cast for the election of directors (i.e., the eight candidates receiving the highest number of votes will be elected to the Board of Directors), subject to our Majority Voting Policy. Our Board has adopted a Majority Voting Policy whereby any nominee for director in an uncontested election (i.e. an election in which the number of nominees does not exceed the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than voted “for” such election will tender his or her resignation for consideration by the Board. In such a circumstance, the Nominating and Corporate Governance Committee will recommend to our Board the action to be taken with respect to such offer of resignation. The Board is expected to act on such recommendation and disclose its decision within 90 days following the date of the annual meeting.
Shareholders do not have cumulative voting rights in the election of directors. You may vote for any or all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors unanimously recommends a vote FOR all the director nominees listed above, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

APPROVAL OF AN AMENDMENT TO OUR
AMENDED AND RESTATED ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
(Proposal 2 on Proxy Card)
On April 16, 2021, the Board unanimously adopted, subject to shareholder approval, an amendment to Article IV, Section A of our Second Amended and Restated Articles of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock by 175,000,000 shares, or from 500,000,000 shares to 675,000,000 shares. The following discussion is qualified by the text of the Amendment, which is set forth in Appendix A attached to this proxy statement. The Board believes that the Amendment is necessary to maintain flexibility to issue shares of common stock for future corporate needs and recommends that the shareholders approve the proposed Amendment.
The additional authorized shares of common stock to be authorized by the Amendment would have rights identical to our current issued and outstanding shares of common stock. Issuance of the additional shares of common stock would not affect the rights of the holders of our issued and outstanding shares of common stock, except for effects incidental to any increase in the number of shares of common stock issued and outstanding, such as dilution of earnings per share and voting rights.
If the Amendment is approved by shareholders at the annual meeting, then it will become effective upon filing of Articles of Amendment to our Second Amended and Restated Articles of Incorporation with the Colorado Secretary of State, which filing is expected to occur promptly after the annual meeting. The Board reserves the right, notwithstanding shareholder approval of the Amendment and without further action by our shareholders, not to proceed with the Amendment at any time before it becomes effective.
Capitalization
Our Second Amended and Restated Articles of Incorporation currently authorize the issuance of up to 500,000,002 shares of capital stock, of which 500,000,000 shares are designated as common stock and 2 are designated as shares of preferred stock, no par value per share. As of April 26, 2021, we had no shares of preferred stock issued and outstanding and the Amendment does not affect the number of authorized shares of preferred stock.
As of April 26, 2021, we estimate that the following shares of common stock were issued or reserved for future issuance:
•
[•] shares were issued and outstanding;

•
5,934,817 shares were reserved for issuance upon the exercise of outstanding stock options; and

•
29,770,776 shares were reserved for issuance upon the exercise of outstanding warrants.

Under the terms of our Equity Incentive Plan, a total of 17,500,000 shares of Common Stock are authorized for issuance under the Plan. Since the Plan was last amended in 2015, we have issued awards that have either been exercised or are still outstanding totaling 16,555,367 shares of common stock. As a result, if the Amendment is not approved by our shareholders, we will be severely limited in our ability to grant additional awards under the Plan, which in turn will severely limit our ability to attract and retain employees. In addition, the Board has determined that it is in the best interests of our company and shareholders to provide for additional shares to be used for equity compensation awards under the Plan, and therefore, pursuant to this proxy statement, we are also seeking the approval of our shareholders to increase the number of shares of our common stock available for issuance under the Plan by 12,500,000. See “Proposal 3 — Proposal to Amend our Equity Incentive Plan to Increase the Number of Shares Reserved for Issuance and Extend the Plan Until 2031”
Further, the Board had previously reserved 29,770,776 shares of common stock for issuance pursuant to common stock purchase warrants that were issued in connection with two different financings that we completed in 2019.

Accordingly, on April 26, 2021, [•] shares of common stock remained unreserved and available for future issuance. In consideration of the foregoing, the Board approved the Amendment in substantially the form set forth in Appendix A and has recommended that our shareholders do the same.
Reasons for the Amendment
We believe that the additional shares of authorized common stock under the Amendment are necessary to provide us with appropriate flexibility to utilize equity for business and financial purposes that the Board determines to be in our company’s best interests on a timely basis without the expense and delay of a shareholders’ meeting. The Board believes that the currently remaining authorized common stock is not sufficient to permit us to respond to potential business opportunities, to raise necessary financing, to pursue important objectives designed to enhance shareholder value, or to recruit and retain employees, directors, officers and consultants. In particular, without additional authorized shares of common stock, we will be severely restricted in our ability to grant future awards under the Equity Incentive Plan and to pursue the additional financing required to explore our properties, and if successful, develop and construct additional mining facilities. In addition, the number of currently remaining authorized shares of common stock will significantly limit our ability to grant new equity awards under our Equity Incentive Plan up to the full amount authorized under the Plan, either before or after the proposed increase in such amount as described further under Proposal 3.
The additional authorized shares of common stock under the Amendment will provide us with essential flexibility to use our common stock, without further shareholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) for any proper corporate purposes, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities, acquisition transactions, joint venture and other transactions, entering into strategic relationships, providing equity-based compensation and/or incentives to employees, consultants, officers and directors, effecting stock dividends, or for other general corporate purposes. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of shareholders for the purpose of approving an increase in our capitalization. The Board will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.
If the Amendment is not approved by our shareholders, our business development and financing alternatives will be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and shareholder value may be harmed, perhaps severely, by this limitation. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and operating personnel, and if the Amendment is not approved by our shareholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities that our Compensation Committee deems appropriate could adversely impact our ability to achieve these goals.
Other than shares reserved for future awards under our Equity Incentive Plan, outstanding awards issued pursuant to the Plan, and outstanding warrants, we do not currently have any other arrangements, agreements or understandings that would require the issuance of additional shares of our common stock. Because it is anticipated that our directors and executive officers will be granted additional equity awards under the Plan, they may be deemed to have an indirect interest in the Amendment, because absent the Amendment and the amendment to the Plan, we would not have sufficient authorized shares to continue granting such awards in the future.
Possible Effects of the Amendment
The increase in authorized shares of our common stock under the Amendment will not have any immediate effect on the rights of existing stockholders. However, because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, voting rights of shareholders, and could have a negative effect on the price of our common stock.

The Board has not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of our company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of our company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the Amendment is approved by shareholders, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of common stock, or the replacement or removal of one or more directors or members of management.
The following other provisions of our Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, in combination with the additional authorized shares, may also have an anti-takeover effect of preventing or discouraging a change in control of our company: (i) provide that the number of directors may be fixed from time to time by the Board; (ii) provide that special meetings of shareholders by be called only by our president, the chairman of our Board, or the holders of not less than 10% of all shares entitled to vote at the meeting; and (vii) the absence of cumulative voting rights in the election of directors.
Vote Necessary to Ratify Proposal 2
If a quorum is present at the meeting, the affirmative vote of a majority of the votes cast on the proposal is required for the approval of the Amendment. The Board of Directors unanimously recommends a vote FOR the approval of the Amendment, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.
PROPOSAL TO AMEND OUR EQUITY INCENTIVE PLAN TO
INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE
AND EXEND THE PLAN UNTIL 2031
(Proposal 3 on Proxy Card)
We are asking our shareholders to approve an amendment to our Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 17,500,000 to 30,000,000 and to extend the termination of the Plan until April 15, 2031.
Background and Reasons for the Amendment
Effective March 17, 1989, the Board of Directors adopted the US Gold Corporation Non-Qualified Stock Option and Stock Grant Plan, or the “Plan.” On October 3, 2005, the Board amended the Plan to provide for an increase in the number of shares available for issuance from 3,500,000 to 5,000,000. Our shareholders approved this amendment on November 14, 2005. On October 19, 2006, the Board approved the amendment and restatement of the Plan to provide for the grant of incentive options and restricted stock; to increase the number of shares of common stock reserved for issuance under the Plan by 4,000,000, for a total of 9,000,000 shares; to limit stock option grants in a single year to an individual to no more than 1,000,000 shares as well as other changes. Our shareholders approved the amendment and restatement on November 30, 2006. On October 4, 2011, the Board approved the amendment and restatement of the Plan to increase the number of shares of common stock reserved for issuance under the Plan by 4,500,000, for a total of 13,500,000 shares; to prohibit option repricing without shareholder approval; to provide that options will count against the authorized share limit differently than restricted stock awards and other full value awards (a so-called “fungible share pool”); to prohibit net share counting of awards; to reduce the number of shares that may be subject to an option award to any one person during any calendar year to 500,000; and to provide for termination of the Plan on October 4, 2021. Our shareholders approved the amendment and restatement on January 19, 2012. On March 27, 2015, the Board approved amendments to the Plan to change the name of the Plan to the “Amended and Restated McEwen Mining Inc. Equity Incentive Plan,” increase the number of shares available under the Plan by 4,000,000, automatically extend the expiration of ¾G options by ten days in the event an option expires during a company blackout period and provide for termination of the Plan on March 26, 2025. The shareholders approved the amendments to the Plan on May 28, 2015. Finally, on April 16, 2021, the Board adopted a resolution to increase the number of shares available under the plan by 12,500,000 and to extend the expiration of the plan to April [•], 2021. The term of the Amendment to the plan is attached to this proxy statement as Appendix B.
The Board believes that granting stock options, restricted stock and stock awards to employees, directors, consultants, and advisors is necessary to attract and retain the services of qualified people who contribute and are expected to contribute to our success. The market for senior executive officers and other key personnel is extremely competitive. The purposes of the Plan are to provide those individuals who are selected for participation with added incentive to continue in the long-term service of our company and to create in such persons a more direct interest in the future success of our operations. Our compensation program is intended, among other things, to align the interests of our directors, employees, and consultants with the interests of our shareholders, and the compensation program is designed to reward performance that supports our principle of building long-term shareholder value. As part of this compensation program, we currently award stock options under the Plan. As of April 16, 2021, there were 944,633 shares available for issuance under the Plan. If the proposed amendment is approved, there would be a total of 13,444,633 shares available for issuance under the Plan, assuming no other changes subsequent to April 16, 2021. If our shareholders approve the amendments to the Plan, we intend to file a registration statement on Form S-8 to register the additional shares available for issuance under the Plan. If the amendments are not approved, we will consider other means of compensating our officers, directors and key personnel.
The Board believes that extending the termination of the Plan will avoid the time and expense of having another shareholder vote on this issue in 2025 to allow continued use of the Plan.
Pursuant to the NYSE Rules, shareholder approval is required for the amendments.
Summary of the McEwen Mining Plan
Administration of the McEwen Mining Plan
The Board of Directors, or a committee appointed by the Board of Directors, administers the Plan. In this discussion, the administrator of the Plan is referred to as the committee.
The committee has the power to select the participants to be granted awards, determines the time or times when awards will be made, and determines the form of an award, the number of shares of our common stock subject to the award, and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting. Incentive options may be granted only to employees. Non-qualified options, restricted stock, and other stock grants may be made to employees, directors, consultants and advisors.
The Plan provides that the committee may delegate authority to specified officers to grant options and other awards, provided that no grants of options or other awards may be made by such specified officers to any employee, consultant or advisor who is covered by Section 16(b) of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), or whose compensation is, or likely to become, subject to the $1 million limit on deductible compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). At this time, the committee has not made such a delegation.
Shares Subject to the Plan
There are currently 17,500,000 shares of common stock reserved for the grant of awards under the Plan. If the proposal is approved, 12,500,000 additional shares of common stock will be reserved for grant under the Plan. As of December 31, 2020, there were no shares of common stock available for grant under the Plan. After considering exercises and forfeitures under the Plan, as of April 16, 2021, there were 944,633 shares of common stock available for grant under the Plan. If the proposal is approved, we will have 13,444,633 shares available for grants under the Plan.

Participants
Eligible participants in the Plan include our directors, employees of our company or subsidiaries, consultants or advisors who are selected by the committee for participation because their services are important or are expected to be important to our operation. However, only employees are eligible to receive incentive options under the Plan.
Share Usage
Shares of our common stock that are subject to award of options will be counted against the Plan share limit as one share for every one share subject to the award. Any shares of stock that are subject to awards other than options shall be counted against the Plan share limit as three shares for every one share subject to the award. Any shares related to an award which terminate by expiration, forfeiture or cancellation without issuance of the underlying shares shall be available again for grant under the Plan. However, the number of shares available for issuance under the Plan shall not be increased by the number of shares (1) tendered or withheld or subject to an award surrendered in connection with the purchase of shares upon exercise of an option, (2) deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations or (3) purchased by the Company with proceeds from option exercises.
Adjustment of Shares
The number of shares available under and subject to the Plan, and each share reserved for issuance under the Plan, are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in our common stock.
Exercise of Options
The committee determines the exercise price for each option, but no option will be granted at an exercise price that is less than the fair market value of our common stock on the date of grant (at least 110% of the fair market value of our common stock on the date of grant in the case of an incentive option granted to an individual who owns stock of the Company having more than 10% of the voting power). An option holder may exercise an option by written notice and payment of the exercise price in cash or by check, bank draft or money order payable to our order, or a combination of the foregoing. In addition, an option may be exercised by a broker-dealer acting on behalf of the participant if the broker-dealer has received from the participant a notice of exercise and adequate provision has been made with respect to the payment of any withholding taxes due upon exercise. If the exercise price of the shares being purchased is $2,000 or less, the exercise price must be paid in cash or by check, bank draft or money order payable to our order.
Option Term
The committee determines the period and the conditions of exercisability, the minimum periods during which participants must be employed by us or must hold options before they may be exercised, the minimum periods during which shares acquired upon exercise must be held before sale, conditions under which the options or shares may be subject to forfeiture, and the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time. Incentive options must expire no later than 10 years from the date of grant (five years in the case of an incentive option granted to an individual who owns stock of the Company having more than 10% of the voting power). If an incentive option expires during a Company blackout period, the expiration date is extended automatically to the date that is ten business days from the date that the blackout period ended. If a participant’s employment or position with the Company terminates for any reason other than cause or death, the participant will be entitled to purchase all or any part of the shares subject to any vested option for a period of up to three months from the date of termination (not longer than one year in the case of death). If the participant’s employment terminates for cause, as determined by us, the unexercised option will be forfeited and expire.
Restricted Stock
The committee may grant a participant a number of shares of restricted stock as determined by the committee in its sole discretion. Grants of restricted stock may be subject to such restrictions, including for example, continuous employment with us for a stated period of time or the attainment of performance goals and objectives, as determined by the committee in its sole discretion. The restrictions may vary among awards and participants. If a participant dies or becomes disabled or retires pursuant to any retirement policy, the restricted stock will become fully vested as to a pro rata portion of each award based on the ratio of the number of months of employment or service completed at termination of employment or service from the date of the award to the total number of months of employment or service required for each award to become fully vested. The remaining portion of the restricted stock will be forfeited. If a participant terminates employment for any other reason, all unvested shares of restricted stock will be forfeited.
Stock Grants
The committee may grant shares of our common stock to participants. The committee determines the number of shares of our common stock to be granted, the vesting conditions and other restrictions, if any, the time and manner of payment, if any, and any other terms and conditions of the stock grants. The committee may also, in its sole discretion, accelerate vesting and waive other restrictions and conditions under such circumstances as it deems appropriate.
Non-Transferability
Except as may otherwise be provided by the committee at the time of a grant, options and restricted stock awards are not transferable except by will or pursuant to the laws of descent and distribution.
Amendment and Termination
The Board of Directors may alter, suspend or terminate the Plan at any time and may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that would increase the aggregate number of shares of common stock available under the Plan or modify any provision of the Plan that would materially increase the benefit or rights of any participant in the Plan. In addition, no amendment may be made to the no-repricing provisions described below without the approval of the Company’s shareholders. The rules of the NYSE, on which our common stock is listed, require shareholder approval of material amendments to the McEwen Mining Plan. Unless terminated sooner, the Plan will terminate on April 15, 2031.
No Repricing
Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding option, including by replacement with or substitution of another award type, that would be treated as a repricing under applicable stock exchange rules or would replace options with cash, in each case without the approval of the shareholders (although appropriate adjustments may be made to outstanding options to achieve compliance with applicable law, including the Code).
Corporate Transactions
Upon the occurrence of certain corporate transactions including a change of control of the Company, as defined in the Plan, the committee may take any one or more of the following actions with respect to outstanding awards under the Plan:
•
provide that any or all options shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied;

•
provide that any or all restrictions with respect to restricted stock and other awards shall lapse;

•
provide for the assumption of the outstanding options or the substitution of new options for the outstanding options by the successor company on terms comparable to the outstanding options; or

•
make any other provision for outstanding awards as the committee deems appropriate and consistent with applicable law.

The committee may also provide that any awards that are outstanding at the time the corporate transaction is closed shall expire at the time of the closing. The committee need not take the same action with respect to all outstanding awards or to all outstanding awards of the same type.
Limitations on Grants
The maximum number of shares of common stock subject to options that can be awarded under the Plan to any person is 500,000 per calendar year. This limitation is subject to adjustment for stock dividends and similar events as provided in the Plan.
Federal Income Tax Consequences of the Grant and Exercise of Options and Share Grants
Certain of the U.S. federal income tax consequences applicable to the grant and exercise of non-qualified options and incentive options are as follows:
Non-Qualified Options
There are no income tax consequences to the participant or to us when a non-qualified option is granted. When a non-qualified stock option is exercised, in general, the participant recognizes compensation, subject to wage withholding and income tax, equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. We are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.
Incentive Options
When an incentive option is granted, there are no income tax consequences for the participant or us. When an incentive option is exercised, the participant does not recognize income and we do not receive a deduction. The participant, however, must treat the excess of the fair market value of our common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the participant makes a “disqualifying disposition” of the common stock (described below) in the same taxable year the incentive option was exercised, there are no alternative minimum tax consequences.
If the participant disposes of our common stock after the participant has held it for at least two years after the incentive option was granted and at least one year after the incentive option was exercised, the amount the participant receives upon the disposition over the exercise price is treated as capital gain. We are not entitled to a deduction for this amount. If the participant makes a “disqualifying disposition” of common stock by disposing of common stock before it has been held for at least two years after the date the incentive option was granted and at least one year after the date the incentive option was exercised, the participant recognizes compensation income equal to the excess of:
• the fair market value of common stock on the date the incentive option was exercised or, if less, the amount received on the disposition, over
• the exercise price.
We are not required to withhold income or other taxes in connection with a “disqualifying disposition.” We are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.
Restricted Stock Awards
Restricted stock is stock that is substantially non-vested, because it is subject to a substantial risk of forfeiture and cannot be transferred free of that risk. Under Section 83 of the Code, restricted stock is includible in the taxpayer’s income in the first tax year in which it becomes substantially vested, unless the taxpayer makes an election pursuant to Code Section 83(b) to include the stock in income in the year received. The amount of the income recognized as a result of the election is based on the fair market value (FMV)

of the shares on the date of grant. If the taxpayer intends to make an 83(b) election, it must be made within 30 days from the grant of restricted stock. The holding period for restricted stock begins just after the property becomes substantially vested and no longer subject to substantial risk of forfeiture. However, if the taxpayer has made a Code Section 83(b) election to include the property in income in the year of transfer, the holding period of the stock begins just after the date the property is transferred.
Code Section 409A
Section 409A of the Code provides that all amounts deferred under a non-qualified deferred compensation plan are currently includible in gross income to the extent they are not subject to a substantial risk of forfeiture and have not been taxed previously unless the plan satisfies both the plan document and operational requirements specified in Section 409A of the Code. If the deferred compensation plan fails to satisfy the requirements of Section 409A, all amounts deferred for the year of the failure and all preceding years (to the extent they are not subject to a substantial risk of forfeiture) are included in the gross income of the participant(s) affected by the failure. The amount included in gross income is also subject to an additional tax equal to 20% of that amount and to interest. Incentive options are not subject to Section 409A. We expect to administer the Plan with the intention that non-qualified options will qualify for an exemption from Section 409A of the Code.
Code Section 162(m)
Under Section 162(m) of the Code, we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer or any one of the three highest paid executive officers (other than the chief financial officer) who were employed by us on the last day of the taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our shareholders, is not subject to this limitation on deductibility. It is our intention that compensation resulting from options granted under the Plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.
New Plan Benefits
All future awards under the Plan are within the discretion of the Board or the committee. The number, type and benefits of awards that will be granted under the Plan in the future are not determinable.
Securities Authorized for Issuance Under Equity Compensation Plans
Set out below is information as of December 31, 2020 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price per share of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	7,010,750	$1.55	0
Equity compensation plans not approved by security holders(1)	67,000	$7.10	0
TOTAL	7,077,750		0

(1)
In connection with the acquisition of Lexam, we assumed these stock options.

The options that we assumed in connection with the Lexam acquisition were not approved by our security holders. We are not authorized to issue any additional options under this plan.

The number of securities shown in the table above as remaining available for future issuance is net of securities previously issued and exercised.
Vote Necessary to Ratify Proposal 3
If a quorum is present at the meeting, the affirmative vote of a majority of the votes cast on the proposal is required for the approval of the amendments to the Plan. The Board of Directors unanimously recommends a vote FOR the approval of the amendments to the Plan, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.
PROPOSAL FOR RATIFICATION OF AUDITORS
(Proposal 4 on Proxy Card)
Our Audit Committee has appointed the firm Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ended December 31, 2021. The Board has directed that management submit the appointment of EY as our independent registered public accounting firm for ratification by our shareholders at the annual meeting. EY has served as our independent registered public accountant since April 2016.
Ratification of the appointment of EY as our independent registered public accounting firm by our shareholders is not required under our bylaws or otherwise. However, the Board is submitting this appointment to the shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment of EY, the Audit Committee will not be required to replace EY as our independent registered public accounting firm. In the event of such a failure, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it believes that such a change would be in our and our shareholders’ best interest.
Neither EY, any of its members nor any of its associates, to the best of our knowledge, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants. Representatives of EY are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Vote Necessary to Ratify Proposal 4
If a quorum is present at the meeting, the affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of the independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of appointment of the independent registered public accounting firm, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.
DELINQUENT SECTION 16(a) REPORTS
Under Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and applicable SEC rules, our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, are required to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and beneficial owners of greater than ten percent of our common stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports that they file.
To our knowledge, based solely upon a review of the copies of reports filed pursuant to Section 16(a) of the Exchange Act, all filing requirements under Section 16(a) applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were timely satisfied with respect to fiscal year 2020.

CORPORATE GOVERNANCE
Communications to the Board of Directors
Our Board of Directors maintains a policy of reviewing and considering communications from our shareholders and other interested parties. Any interested party who desires to contact the Board of Directors may do so by fax, telephone, electronic or regular mail addressed to the Board of Directors, c/o Carmen Diges, General Counsel and Secretary, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9, telephone (647) 258-0395, ext. 130, facsimile (647) 258-0408 or via e-mail to: directors@mcewenmining.com. Such communications can be sent to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the full Board. Our General Counsel will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-management directors, to the Chair of the Audit Committee who will report thereon to the non-management directors. The General Counsel will forward the communication to the intended recipient.
Our directors periodically review communications from shareholders and other interested parties and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. While we do not have a formal policy regarding attendance at annual meetings, directors are encouraged to attend the annual meeting of shareholders and receive communications directly from shareholders at that time. Messrs. McEwen, Ambrose, Dunbar and Fauquier; Dr. Baker (a former director) and Dr. Quick; and Ms. Ashby all attended our 2020 annual meeting.
Board Leadership and Risk Oversight
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the status and direction of the Company and the membership of the Board. The Board has determined that at present, having the Company’s Chief Executive Officer serve as Chair is in the best interest of the Company’s shareholders. This structure makes the best use of Mr. McEwen’s extensive knowledge of the Company and the mining industry, as well as fostering greater communication between the Company’s management and the Board.
The Chair of the Audit Committee of the Board serves as the presiding director for any meeting of the non-management or independent members of our Board of Directors. See our website at www.mcewenmining.com/investor-relations/corporate-governance for additional information about our corporate governance.
Companies face a variety of risks, including financial reporting, legal, credit, liquidity, reputational and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee in order that we can prepare accordingly, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making.
The Board as a whole oversees risk management after receiving briefings provided by management and advisors, as well as its own analysis and conclusions, regarding the adequacy of the Company’s risk management processes.
Board Committees and Meetings
Our Board of Directors maintains a standing (i) Audit, (ii) Compensation, (iii) Nominating and Corporate Governance, and (iv) Environmental, Health & Safety Committee. During the year ended December 31, 2020, the Board of Directors met ten times and took action by consent in lieu of a meeting on four other occasions. No director who served as such in 2020 attended less than 75% of the meetings held during 2020, including committee meetings of which the director was a member.

Audit Committee
Our Audit Committee is comprised of Richard Brissenden, Chair, Robin Dunbar and Michael Stein. The Audit Committee, among other things, appoints and oversees the independent registered accounting firm that audits our financial statements and assists the Board with oversight of the integrity of our financial statements. The Audit Committee is responsible for reviewing the proposed scope, content and results of the audit performed by the auditors and any reports and recommendations made by them. The Committee also oversees our financial reporting process, and is responsible for drafting an annual report to be included in our proxy statement. All of the members of the Audit Committee are independent as defined under the NYSE Rules and Rule 10A-3 of the Exchange Act. The Audit Committee met four times during the last fiscal year. The written charter for the Audit Committee is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance.
Our Board of Directors has determined that Richard Brissenden, Chair of the Audit Committee, qualifies as an Audit Committee financial expert in that he has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of Audit Committee functions. Mr. Brissenden acquired these attributes through experience in analyzing financial statements as a member of management of numerous other public companies; through his experience as a director and audit committee member for other public companies; and, through his formal education, including qualification as a Chartered Professional Accountant in the Province of Ontario, Canada and a graduate of the Director’s Education Program of the Institute of Corporate Directors with an ICD.D designation.
Audit Committee Report.   The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:
We have reviewed and discussed the audited consolidated financial statements of McEwen Mining Inc. for the year ended December 31, 2020 with management and have reviewed related written disclosures of Ernst & Young LLP (“EY”), our independent accountants for 2020, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, with respect to those statements. We have reviewed the written disclosures and the letter from EY required by regulatory and professional standards and have discussed with EY its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.
Fees for audit services and related expenses include fees associated with the annual audit, integrated audit of internal controls over financial reporting, reviews of our quarterly reports on Form 10-Q, and assistance with and review of documents filed with the SEC. The following table sets forth fees paid to EY for the years ended December 31, 2020 and December 31, 2019:
	2020	2019
Audit Fees	$720,285	$718,148
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$720,285	$718,148

It is the policy of the Audit Committee to engage the independent registered public accounting firm selected to conduct the financial audit for our company and to confirm, prior to such engagement, that such independent registered public accounting firm is independent of the Company. Also in keeping with its policy, all services of the independent registered public accounting firm reflected above were pre-approved by the Audit Committee.
Richard Brissenden (Chair and member)
Robin Dunbar (member)
Michael Stein (member)
Compensation Committee
The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers and directors and our general compensation, benefits and perquisites policies and practices, including, without limitation, our incentive-compensation plans and equity-based compensation plans (in circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to Compensation Committee approval). The Committee is also responsible for reviewing and approving the goals and objectives relevant to the compensation of our Chief Executive Officer and reviewing and making recommendations to the Board with regard to the compensation of our directors. The Compensation Committee may delegate to our Chief Executive Officer the responsibility for reviewing the compensation of our named executive officers other than the Chief Executive Officer. However, any recommendations by the Chief Executive Officer are submitted to, reviewed and approved by, the Compensation Committee.
The Compensation Committee is comprised of Ms. Michele Ashby, who serves as Chair, and Messrs. Allen Ambrose and Gregory Fauquier. All of the directors presently serving on the Compensation Committee are independent as defined in the NYSE Rules. The Committee met three times during the last fiscal year. A current copy of the Compensation Committee Charter is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance. The charter is reviewed annually and updated as necessary or appropriate.
Compensation Committee Report.   The Compensation Committee is pleased to present the following Compensation Committee report:
We have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon review of the discussions herein, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
Michele Ashby (Chair and member)
Allen Ambrose (member)
Gregory Fauquier (member)
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee served as an officer or employee of McEwen Mining during 2020 or was formerly an officer or employee of McEwen Mining or had any relationship requiring disclosure under the related party transaction rules promulgated by the SEC. We are not aware that any relationships existed during 2020 where any of our executive officers served as a member of the Compensation Committee of another entity whose executive officers served on our Board of Directors or Compensation Committee or where any of our executive officers served as a director of another entity whose executive officers served on our Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, comprised of Messrs. Robin Dunbar and Allen Ambrose, is responsible for periodically reviewing the size and composition of the Board and its

Committee structure, identifying individuals that it believes are qualified to become members of the Board based on criteria approved by the Board, recommending nominees to the Board for the next annual meeting of shareholders, overseeing new director orientation and training and recommending and reviewing the corporate governance principles applicable to our directors, officers and employees. All of the directors presently serving on the Committee are independent as defined in the NYSE Rules. The Committee met four times during the last fiscal year.
A current copy of the Nominating and Corporate Governance Committee Charter is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance. The charter is reviewed annually and updated as necessary or appropriate.
The Nominating and Corporate Governance Committee will consider director candidates nominated by shareholders in accordance with our Bylaws and will apply the same criteria to shareholder recommendations as it does to other nominees considered by the Committee. A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the Nominating and Corporate Governance Committee, c/o Carmen Diges, General Counsel, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9. Such letter must be signed and dated and submitted to us by the date mentioned in this proxy statement under the heading PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS. The following information must be included in or attached to the letter:
•
name and address of the shareholder making the recommendation;

•
proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;

•
the name, address, resume of the recommended nominee and other information described in our Bylaws relating to the nominee, including all relationships which would be required in a proxy statement for which proxies are solicited; and

•
the written consent of the recommended nominee to serve as a director if so nominated and elected.

Specific minimum qualifications for directors and director nominees which the Committee believes must be met in order to be so considered include management experience, exemplary personal integrity and reputation, sound judgment, and sufficient time to devote to the discharge of his or her duties.
If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Board, management, shareholders and other parties. The Committee evaluates new nominees based on criteria including, but not limited to, independence, diversity of experience compared to other directors, age, skills, experience, diligence, potential conflicts of interest, time availability, and if warranted, may interview the nominee in person or via the telephone. There are presently no differences in the manner in which the Committee evaluates nominees for director, whether the nominee is recommended by a shareholder or any other party.
Environmental, Health & Safety Committee
The purpose of the Environmental, Health & Safety Committee is to assist the Board of Directors in fulfilling its oversight responsibilities including, but not limited to: establishing and reviewing environmental, health and safety policies; overseeing the management and implementation of systems necessary for compliance with the policies; monitoring the effectiveness of policies, systems and processes; monitoring trends; and, reviewing and monitoring the overall environmental, health and safety performance of McEwen Mining. The Committee consists of Messrs. Greg Fauquier, who serves as Chair, Allen Ambrose, Richard Brissenden, Dr. Donald Quick and Ms. Michele Ashby, and met four times during the last fiscal year.
A current copy of the Environmental, Health & Safety Committee Charter is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance. The charter is reviewed annually and updated as necessary or appropriate.
Board Diversity
The Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Nominating and Corporate Governance Committee annually reviews the individual skills and experience of the directors, as well as the composition of the Board as a whole, and strives to nominate individuals with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. This assessment includes consideration of independence, diversity, age, skills, expertise, time availability, and industry backgrounds in the context of the needs of the Board and the Company. The Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board.
Other Corporate Governance
We maintain a Code of Business Conduct and Ethics and a set of Corporate Governance Guidelines. The Code of Business Conduct and Ethics is applicable to all directors, officers and employees, and sets forth our policies and procedures with respect to the conduct of our business. Some examples of conduct addressed in our ethics code include conflict of interest situations, anti-corruption, fair dealing with others, confidentiality, and compliance with laws and regulations. The Corporate Governance Guidelines further articulate how we will conduct ourselves through our Board of Directors and the qualifications and expectations for the Board.
A current copy of these documents is available on our website at
http://www.mcewenmining.com/investor-relations/corporate-governance.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation Discussion and Analysis
The individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2020, the individuals who were among our three most highly compensated executive officers serving as such as of the end of 2020 (who are not our principal executive officer and principal financial officer), and up to two individuals who would have been among our three most highly compensated executive officers but for the fact that those individuals were not serving as an executive officer at the end of 2020, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.
Overview of Compensation Philosophy, Objectives and Policies
Our goal in designing our executive and employee compensation is to achieve three principal objectives. First, the program is intended to be fully competitive so that we may attract, motivate and retain talented executives and key employees. Second, the program is intended to create an alignment of interests between our executives and key employees, on the one hand, and our shareholders, on the other, such that a portion of each executive’s or key employee’s compensation consists of awards of stock options or restricted stock grants. In this manner, if the price of our stock increases over time, our executive officers, key employees and our shareholders will benefit. The compensation program is designed to reward performance that supports our principles of building long-term shareholder value, and may also recognize individual performance from time to time which the Compensation Committee believes contributes to the success of our company. Third, we believe our compensation program should reflect our corporate culture, which includes carefully managing operating expenses, including compensation, and rewarding executives and other employees in the event that McEwen Mining is successful. To promote this culture, our executives receive what we believe to be competitive base salaries and are eligible to receive bonuses in the event their performance merits such bonuses and McEwen Mining is successful in achieving its strategic targets. Executives may also earn significant gains from equity awards in the event of an increase in the price of our common stock. Our corporate culture also emphasizes teamwork, especially among our executive officers. To encourage teamwork, we structure executive compensation (particularly base salary and bonus amounts) at similar levels for similarly-situated members of our executive team. We do not believe our compensation program creates incentives for our employees to engage in risk-taking behavior that would likely have a significant adverse impact on our company.
Our shareholders overwhelmingly approved the compensation of our named executive officers at our 2019 annual meeting. At our 2016 annual meeting, our shareholders agreed to hold the advisory vote on our executive compensation once every three years. As a result, we have not made any significant changes to our compensation philosophy or policies for 2020 and expect to hold the next advisory vote on our executive compensation at our 2022 annual meeting.
Elements and Mix of Compensation
Our present compensation structure for the named executive officers generally consists of salary and incentive compensation. The incentive component consists of a short-term cash portion and a long-term equity portion. We believe the present structure achieves our compensation objectives.
The compensation of our named executive officers is designed to be competitive so that we may attract and retain talented executives. Discretionary bonus compensation is designed to reward individual performance and recognize achievement of corporate objectives. The long-term equity portion of the compensation of the named executive officers is designed to align the interests of the executives and key employees with our shareholders by encouraging equity ownership through awards of stock options to executive officers and key employees and to motivate our named executive officers and other key employees to contribute to an increase in shareholder value. While equity ownership is highly encouraged, we do not presently have a policy that requires our named executive officers or directors to own shares of our stock.
We have adopted a policy for our employees, including our senior executive officers, and directors which prohibits short sales of our common stock (with the exception of such sales in connection with exercise of stock options), options trading, and hedging transactions with regard to our common stock. This policy applies whether or not the equity securities were acquired through our compensation program.
Determining Executive Compensation
Generally, the Compensation Committee meets in January each year to review and recommend to the Board the level of compensation for the named executive officers and key employees for the current year. In establishing our executive compensation, the Compensation Committee consults with our senior management, including our Chief Executive Officer. Our Chief Executive Officer reports to the Committee regarding the individual performance of the other named executive officers. Additionally, the Committee considers recommendations from the named executive officers regarding incentive compensation for key employees who report to that executive officer. The Board also reviews compensation in December and considers cash bonuses at that time as it can review the performance of relevant individuals for the prior fiscal year.
Our consideration of base salary for the named executive officers has traditionally been based upon a review of broad-based information obtained from third parties to obtain an understanding of current compensation practices.
With regard to the other named executive officers, our Chief Executive Officer recommends the form and amount of compensation that he deems appropriate for the respective individuals. He believes that the base salary of the named executive officers should be competitive, and should be augmented with discretionary cash bonuses. He believes that the base salary should generally be within the range of perceived peers for comparable positions, but in the lower percentile of those peers, and in line with our status as a relatively smaller metal producer.
The Compensation Committee, in establishing compensation for 2020, did not target a specific percentile in the perceived range of comparative information for each individual executive or for each component of compensation. Instead, the Compensation Committee structured a total compensation package in view of the perceived information and such other factors specific to the executive, including level of responsibility, prior experience, expectations of future performance and our corporate culture. The Compensation Committee uses its judgment in identifying comparative information.
As discussed in more detail below, in 2020, each executive received compensation comprised of a base salary and an equity award. The amount of compensation allocated to each element of compensation is determined on a case-by-case basis. We do not have a specific policy for allocating between long-term and currently paid-out compensation, or policies for allocating between cash and non-cash compensation.
Cash bonuses are a form of short-term incentive compensation which may be recommended by the Compensation Committee in its discretion, based on individual and overall company performance. There is no specific bonus plan or policy in place setting forth timing of awards or establishing specific performance objectives. The Compensation Committee, with recommendations from the Chief Executive Officer, determines and recommends the amounts and timing of any bonus awards.
The long-term equity compensation component of our compensation program is comprised of stock option awards and makes up a significant part of our named executive officers’ compensation package. Under our Equity Incentive Plan, we are authorized to issue incentive and non-qualified stock options, to make grants of stock and award grants of restricted stock to the officers, directors and key employees of our company, including the named executive officers. Historically, stock option awards were generally subject to a vesting schedule, although there was no formal policy to that effect. Effective January 2010, the Board adopted a policy that requires all stock options awarded be subject to a minimum vesting period of three years beginning one year from the date of grant. The stock options are priced at or above the closing market price of our common stock on the grant date, which is the date the Board approves the award, unless circumstances such as non-public material information require a later date. The Committee also takes into consideration the potential tax consequences to the recipient and to our company when determining the form of award. Due to our status as a smaller producer, and our need to conserve working capital to reinvest in our business, our compensation structure is weighted more toward performance bonuses and/or equity compensation and less toward base salary.

Specific Compensation Decisions
During 2020, Robert McEwen, our Chief Executive Officer, was paid a salary of $1, which has been his salary since 2017. Prior to that time, for the entire time he has served as our Chief Executive Officer, he has declined any salary. Mr. McEwen refused any salary to demonstrate his alignment with the interest of the other shareholders of our company.
Our remaining executive officers received base salaries during 2020 in accordance with their respective written employment agreements or as otherwise agreed with our company. The Compensation Committee believes that these base salaries were appropriate in light of each officer’s area of responsibility and level of experience, and was reasonable in the industry based on information possessed by members of the Committee from experience within our industry. There were no changes to the base salaries of any named executive officer during 2020.
In fiscal year 2020, our Board of Directors determined, based on the recommendation of our Chief Executive Officer and taking into account valuable working capital and our results of operation, no cash bonuses were awarded to any of our named executive officers. Certain of the named executive officers also received grants of equity awards, as shown in the table labeled “Grants of Plan Based Awards” on page 31 of this proxy statement.
We do not use a formula or set a timeline in determining the amount of equity awards for our named executive officers. Instead, the Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock-based equity compensation already held by the executive, the performance of our common stock, the estimated value of the equity awards, non-equity compensation received by the executive, and the total number of shares to be granted to participants during the year. In view of the overwhelming support that we received from the advisory vote on our executive compensation at our 2019 annual meeting, we did not make any material changes to our compensation policies, programs or decisions for 2020.
Additional benefits provided to executive officers and key employees as part of their compensation packages include health, life and disability insurance. To the extent the named executive officers participate in these programs, they do so generally on the same basis as our other employees. Our named executive officers do not receive perquisites and we do not maintain any non-equity incentive plans or deferred compensation plans.
Summary Compensation Table
The following table sets forth the total compensation paid by us during the last three completed fiscal years to our named executive officers, which include the individuals serving as our principal executive officer and principal financial officer at any time during 2020, the individuals who were among our three most highly compensated executive officers serving as such as of the end of 2020 (who are not our principal executive officer and principal financial officer), and up to two individuals who would have been among our three most highly compensated executive officers but for the fact that the individuals were not serving as an executive officer at the end of 2020:
	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert R. McEwen Chairman and Chief Executive Officer	2020	1	—		203,232	3,460	206,693
	2019	1	—	—	—	3,432	3,433
	2018	1	—	—	—	3,557	3,558
Anna Ladd-Kruger Chief Financial Officer(3)(5)	2020	58,715	—		81,293	2,599(11)	142,607
	2019	—	—	—	—	—	—
	2018	—	—	—	—	—	—

	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
G. Peter Mah Chief Operating Officer(4)(5)	2020	178,896	—	—	145,860	7,959(11)	332,715
	2019	—	—	—	—	—	—
	2018	—	—	—	—	—	—
Meri Verli Former Chief Financial Officer(5)(6)	2020	130,732	—	—	—	5,777(11)	136,509
	2019	113,055	—	—	125,161	5,234(11)	243,450
	2018	—	—	—	—	—	—
Steven Woolfenden Former Vice President, Environment & Community Affairs(5)(7)	2020	167,715	—		31,704	7,413(11)	206,832
	2019	78,269	—	—	101,318	4,005(11)	183,592
	2018	—	—	—	—	—	—
Christopher Stewart Former President and Chief Operating Officer(5)(8)(9)	2020	83,566	—	—		4,619(11)	88,185
	2019	301,480	113,055	—	141,203	23,617(11)	579,355
	2018	118,701	—	—	222,284	3,317	344,302
Sylvain Guerard Former Senior Vice President, Exploration(5)(9)(10)	2020	159,799	—	—	—	7,119(11)	166,918
	2019	226,110	101,750	—	112,962	13,394(11)	454,216
	2018	207,133	—	—	—	4,131	211,264
Andrew Iaboni Former Vice President, Finance(5)	2020	156,534	—	—	63,408	7,260(11)	227,202
	2019	158,277	52,759	—	55,627	10,860(11)	277,523
	2018	138,995	1,047	—	—	2,241	142,283

(1)
Calculated using the Black-Scholes option pricing model. Please see Note 14 to the consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2020 for a description of certain assumptions made in connection with the valuation of these option awards.

(2)
Amounts paid to the named executive officers represent payment or reimbursement for life insurance, health benefits, and travel unless otherwise stated.

(3)
Ms. Ladd-Kruger was appointed Chief Financial Officer effective September 29, 2020.

(4)
Mr. Mah was appointed Chief Operating Officer effective April 2, 2020.

(5)
Ms. Ladd-Kruger and Ms. Verli and Messrs. Mah, Woolfenden, Iaboni, Stewart and Guerard are or were paid in Canadian dollars. The compensation reflected for them in the Summary Compensation Table has been converted to US dollars using the average exchange rate for the applicable year as published by the Bank of Canada. For 2020, the average exchange rate was $0.7454 to C$1.00; for 2019, the average exchange rate was $0.7537 to C$1.00; and for 2018, the average exchange rate was $0.7716 to C$1.00.

(6)
Ms. Verli was appointed as Chief Financial Officer effective July 2, 2019 and served in that capacity until July 28, 2020.

(7)
Mr. Woolfenden was appointed Vice President of Environment and Community Affairs on May 28, 2019 and served in that capacity until March 22, 2021.

(8)
Mr. Stewart was appointed President and Chief Operating Officer on August 13, 2018 and served until March 18, 2020.

(9)
Also includes vacation benefits paid in connection with separation from the company.

(10)
Mr. Guerard was appointed Senior Vice President, Exploration on April 17, 2017 and served in that capacity until August 21, 2020.

(11)
Also includes amounts contributed by company under a company-sponsored defined contribution plan.

Employment Agreements
The named executive officers received salary as provided by the terms of their respective employment agreements or as otherwise agreed with the Company. Both Ms. Ladd-Kruger and Mr. Mah have written employment agreements with us, as did Ms. Verli and Messrs. Stewart, Guerard and Woolfenden prior to their departure.
On October 2, 2020, we entered into an offer letter of employment (the “Offer Letter”) with Anna Ladd-Kruger, our Chief Financial Officer. Ms. Ladd-Kruger is paid a salary of C$320,000 per year and is entitled to participate in all employee benefit plans consistent with other senior executives of the Company. Ms. Ladd-Kruger is also entitled to earn a performance bonus in the discretion of the Compensation Committee of the Board of Directors based on achievement of certain key performance indicators. The target for this bonus is 60% of Ms. Ladd-Kruger’s annual salary. In addition to her cash compensation, Ms. Ladd-Kruger was granted an option to purchase 200,000 shares of the Company’s common stock with an exercise price equal to $1.25 per share.
The Offer Letter provides certain severance benefits and change of control protections. If Ms. Ladd-Kruger is terminated by the Company without cause during her first year of employment, we would be obligated to provide her with twelve months’ notice or pay in lieu of such notice. If Ms. Ladd-Kruger is terminated without cause following the first year of her employment, she would be entitled to the greater of (i) three weeks notice for the first year of employment, plus an additional three weeks notice for every completed year thereafter, to a maximum of twelve weeks, or pay in lieu of such notice, or (ii) her minimum entitlement under the Ontario Employment Standards Act, 2000, as amended (the “ESA”). If we terminate her employment without cause following a change in control of the company (as such term is defined in the Offer Letter), we would be obligated to pay her an amount equal to 18 months of salary, plus her target bonus and required benefits.
Effective April 6, 2020, we entered into an employment letter (the “Employment Agreement”) with our Chief Operating Officer, G. Peter Mah, describing the terms of his employment with the Company. Pursuant to the terms of the Employment Agreement, Mr. Mah is paid a salary of C$390,000 per year and is entitled to participate in all employee benefit plans consistent with other senior executives of the Company; provided, however, that Mr. Mah was paid C$195,000 on an annual basis until June 30, 2020, due to travel restrictions related to COVID-19. Mr. Mah is also entitled to earn a performance bonus in the discretion of the Compensation Committee of the Board of Directors of the Company.
The Employment Agreement provides certain severance benefits and change of control protections. If Mr. Mah is terminated by the Company or resigns following a change in control, the Company would be obligated to pay him an amount equal to twice his annual salary and bonus for the preceding year. If his employment is terminated by the Company without cause, Mr. Mah would be entitled to the greater of (i) three weeks of severance if he is terminated during the first year of employment and an additional three weeks severance for each additional year that he is employed by the Company, up to 12 weeks of severance, or (ii) the amount he would be entitled to receive under the ESA. In addition to his cash compensation, Mr. Mah was granted an option to purchase 300,000 shares of the Company’s common stock with an exercise price equal to $0.81 per share pursuant to the Employment Agreement. Mr. Mah also received a discretionary grant of options to purchase an additional 105,000 shares of common stock at a price of $1.25 per share in September 2020.
In connection with his appointment as President and Chief Operating Officer, Mr. Stewart was paid a salary of C$400,000 per year and was entitled to participate in all employee benefit plans consistent with other senior executives of our company. Mr. Stewart was also entitled to earn a performance bonus of 100 percent of his salary, or greater in the discretion of the Board of Directors, based on achievement of certain goals related to his company responsibilities. Mr. Stewart’s employment agreement provides certain severance benefits in the event of a change of control or termination without cause. In the event Mr. Stewart was terminated by us without cause for any reason other than a change in control, we would be obligated to pay him the greater of (i) a lump sum equal to 18 months’ base salary plus 1.5 times the average bonus paid to him over the prior two years, and (ii) his minimum entitlement to notice or pay in lieu of notice and statutory severance under the ESA.
In connection with her appointment as Chief Financial Officer in 2020, Ms. Verli finalized the terms and conditions of her employment and memorialized those terms in an offer letter (the “Verli Offer Letter”). Ms. Verli was paid a salary of C$300,000 per year and was entitled to participate in all employee benefit plans consistent with other senior executives of our company. Ms. Verli resigned her position with our company in June 2020.
In connection with his appointment as Senior Vice President, Exploration, Mr. Guerard was paid a salary of C$300,000 per year and was entitled to participate in all employee benefit plans consistent with other senior executives of our company. Mr. Guerard resigned his position with our company in July 2020.
On May 28, 2019, we entered into an employment agreement with Steven Woolfenden. Pursuant to that agreement, he was entitled to be paid a base salary of C$225,000 and was entitled to participate in all employee benefit plans consistent with other senior executive officers of our company. Mr. Woolfenden was terminated from the company in March 2021 and was paid a lump sum of C$243,750 and his personnel benefits were continued for two weeks following termination.
GRANTS OF PLAN BASED AWARDS
The grants of plan based awards under our Equity Incentive Plan to each named executive officer during the year ended December 31, 2020 are as follows:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value Of Stock And Option Awards
Name	Grant Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	($/sh)	($)(2)
Robert R. McEwen	09/29/2020	—	—	—	—	500,000	—	—	—	1.25	203,232
G. Peter Mah	04/03/2020	—	—	—	—	300,000	—	—	—	0.81	103,181
G. Peter Mah	09/29/2020	—	—	—	—	105,000	—	—	—	1.25	42,6796
Andrew Iaboni	09/29/2020	—	—	—	—	156,000	—	—	—	1.25	63,408
Anna Ladd-Kruger	09/29/2020	—	—	—	—	200,000	—	—	—	1.25	81,293
Steven Woolfenden	09/29/2020	—	—	—	—	78,000	—	—	—	1.25	31,704

(1)
The options are subject to a vesting schedule which requires that the named executive remain an employee of or consultant to the Company in order to exercise such options on the respective vesting date. The target amounts shown in the table represent the maximum number that may be earned if the vesting schedule is satisfied.

(2)
Calculated using the Black-Scholes option pricing model. Please see Note 14 to the consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2020 for a description of certain assumptions made in connection with the valuation of these option awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The outstanding equity awards for each of our named executive officers as of December 31, 2020 are as follows:
	Option Awards					Stock Awards
Name(1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Robert R. McEwen	—	500,000	—	1.25	9/28/2025	—	—	—	—
Anna Ladd-Kruger	—	200,000	—	1.25	9/28/2025	—	—	—	—
George Peter Mah	100,000	200,000	—	0.81	4/2/2025	—	—	—	—
George Peter Mah	—	105,000	—	1.25	9/28/2025	—	—	—	—
Steve Woolfenden	50,000	100,000	—	1.99	7/14/2024	—	—	—	—
Steve Woolfenden	—	78,000	—	1.25	9/28/2025	—	—	—	—
Andrew Iaboni	26,667	53,333	—	1.67	6/10/2024	—	—	—	—
Andrew Iaboni	—	156,000	—	1.25	9/28/2025	—	—	—	—

(1)
All options vest in equal installments over three years beginning on the first anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED
There were no options exercised or stock vested by or on behalf of any of any of our named executive officers during the year ended December 31, 2020.
CEO PAY RATIO
As mandated by SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our Chief Executive Officer (“CEO”), Robert R. McEwen, to the annual total compensation of our median employee.
In accordance with the methodology set forth below, we have determined that the 2020 annual total compensation of the median employee who was employed as of December 31, 2020, excluding the CEO, was $45,837. Our CEO’s annual total compensation for 2020, as reported in the Summary Compensation Table above, was $206,693. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees other than the CEO was 4.5 to 1. This pay ratio is a reasonable estimate calculated in accordance with SEC rules.
We selected December 31, 2020 as the date on which to determine our median employee. As of that date, our employee population consisted of 517 individuals working at the Company or any of our wholly-owned subsidiaries. To identify the median employee:
•
We used a cash compensation measure consistently applied to all employees, which included each employee’s gross earnings, consisting of cash base salary or wages plus overtime and cash bonus paid under our short-term incentive plan. We also consistently excluded non-cash compensation, such as non-cash bonus.

•
For employees that partially worked during the 2020 year, we annualized the compensation received but did not adjust for part-time status.

•
The cash compensation for our employees was derived from our payroll records and from payroll records maintained by our wholly-owned subsidiaries, in each case, for the period from January 1, 2020 through December 31, 2020. For payroll records held in a foreign currency, we used the average foreign exchange rate to the U.S. dollar, reported by the Federal Reserve or the national bank of the country, for the period from January 1, 2020 through December 31, 2020.
After identifying the median employee, we determined such employee’s annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required by SEC rules. This calculation is the same calculation used to determine total compensation for purposes of the 2020 Summary Compensation Table with respect to each of the named executive officers.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices (including compensation of the CEO) or regional demographics, or may utilize different methodologies and assumptions in calculating their pay ratios.
DIRECTOR COMPENSATION
In November 2005, we established a compensation program for our non-executive directors, which provides cash payments to those directors in addition to long-term incentive equity awards. In 2020, directors receive fees of $40,000 annually for their service and additional amounts for Committee service. The Committee service amounts range from $2,000 to $10,000 annually, depending on the Committee and whether the individual takes on additional responsibility as Chair. The directors may also receive cash bonuses from time to time in circumstances where they serve on special committees or undertake additional activities in addition to their usual duties. The compensation received by our directors for the year ended December 31, 2020 is as follows:
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards	Option Awards($)(3)	Incentive Plan Compensation	All Other Compensation	Total ($)
Allen Ambrose	45,000	—	30,485	—	—	75,485
Michele Ashby	45,000	—	30,485	—	—	75,485
Leanne Baker	42,000	—	30,485	—	—	72,485
Richard Brissenden(2)	50,178	—	30,485	—	—	80,663
Greg Fauquier(2)	45,161	—	30,485	—	—	75,646
Donald Quick(2)	40,143	—	30,485	—	—	70,628
Robin Dunbar(2)	40,143	—	30,485	—	—	70,628
Michael Stein(2)	42,150	—	30,485	—	—	72,635

(1)
Mr. McEwen is omitted from this table because he did not receive compensation in 2020 for service as a director.

(2)
Compensation paid in Canadian dollars. The compensation reflected in the Director Compensation Table has been converted to US dollars using the 2020 average exchange rate of $0.7454 to C$1.00 published by the Bank of Canada.

(3)
Calculated using the Black-Scholes option pricing model. Please see Note 14 to the consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2020 for a description of certain assumptions made in connection with the valuation of these option awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Procedures and Policies
We consider “related party transactions” to be transactions between our company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.
The Audit Committee is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of independent directors (as defined in the NYSE Rules) is appointed by the Board of Directors. Policies and procedures for related party transactions are set forth in our Corporate Governance Guidelines and Audit Committee Charter, both of which are available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance.
Transactions with Related Parties
Aircraft Charter Arrangement:   Beginning in the second quarter of 2010, an aircraft owned and operated by Lexam L.P. (of which Mr. McEwen is a limited partner and beneficiary) was made available to our company in order to expedite business travel. In his role as Chairman and Chief Executive Officer of the Company, Mr. McEwen must travel extensively and frequently on short notice.
Mr. McEwen is able to charter the aircraft from Lexam L.P. at a preferential rate. Our independent Board members have approved a policy whereby only the variable expenses of operating this aircraft for business related travel are eligible for reimbursement by us. Where possible, trips also include other company personnel, both executives and non-executives, to maximize efficiency.
For the year ended December 31, 2020, we paid approximately $0.1 million to Lexam L.P. for the use of this aircraft.
Secured Credit Agreement:   On August 10, 2018, we completed a $50.0 million Secured Term Credit Agreement (“Credit Agreement”) with certain lenders. On June 25, 2020, the Credit Agreement was amended to, among other things, substitute a new lender and administrative agent and extend the due date of principal payments under the Agreement. An entity over which Mr. McEwen exercises voting and investment control participated as a lender for $25.0 million of the total $50.0 million term loan under the terms of the Credit Agreement. During the year ended December 31, 2020, we paid the affiliated entity $2.4 million in interest and issued 1,045,850 shares of common stock to the entity valued at $0.95 million in consideration of the loan. The loan made by the affiliate of Mr. McEwen is on the same terms and conditions as the loan made by the unaffiliated third parties.
Legal Services:   During the year ended December 31, 2020, legal fees of $0.2 million were incurred with REVlaw, a company owned by Carmen Diges, General Counsel of the Company. The services of Ms. Diges as General Counsel and other attorneys are provided by REVlaw.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of April 26, 2021, there were a total of [•] shares of our common stock outstanding.
The following table describes the beneficial ownership of our voting securities as of April 26, 2021, by: (i) each of our named executive officers and directors; (ii) all of our executive officers (whether or not named executive officers) and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. In calculating the percentage ownership for each shareholder, we assumed that any options or warrants owned by an individual and exercisable within 60 days are exercised, but not the options or warrants owned by any other individual. Unless otherwise stated, all ownership is direct and the address of each individual or entity is the address of our executive office, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.
	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Footnote Reference	Percentage
Robert McEwen** (includes shares held by 2190303 Ontario Inc.)	83,049,821	(1)(2)	%
2190303 Ontario Inc.	81,834,879	—	%
Allen Ambrose**	476,134	(1)(3)	*
Michele Ashby**	132,500	(1)(4)	*
Richard Brissenden**	25,000	(1)(5)	*
Robin Dunbar**	165,279	(1)(6)	*
Gregory Fauquier**	82,000	(1)(7)	*
Donald Quick**	140,000	(1)(8)	*
Michael Stein**	697,892	(1)(9)	*
Anna Ladd-Kruger**	20,000	(1)	*
G. Peter Mah**	108,000	(1)(10)	*
Stephen McGibbon**	0	(1)	*
Ruben Wallin**	0	(1)	*
Andrew Iaboni	44,825	(1)(11)	*
Steven Woolfenden	50,000	(1)(12)
Sylvain Guerard	24,005	(1)(13)	*
Chris Stewart	40,000	(1)(14)	*
Meri Verli	0	(1)	*
All officers and directors as a group (14 persons)	85,142,136	(2)(15)	%

*
Less than one percent.

**
All officers and directors can be reached at our corporate office address of 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.

(1)
Officer or Director or former Officer or Director.

(2)
Includes (i) 352,800 shares owned by the reporting person’s spouse, of which he disclaims beneficial ownership; (ii) 81,834,879 shares owned by 2190303 Ontario Inc., an Ontario corporation, over which shares the reporting person exercises voting and investment control; and (iii) 862,142 warrants to purchase common stock, which warrants are exercisable within 60 days of the date of this proxy statement.

(3)
Includes 25,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(4)
Includes 65,000 shares underlying stock options, which options are exercisable within 60 days of the date of this proxy statement.

(5)
Includes 25,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(6)
Includes 15,234 shares held by a corporation. Also includes 125,000 shares underlying stock options and 6,000 warrants to purchase common stock, which options and warrants are exercisable within 60 days of the date of this proxy statement.

(7)
Includes 25,000 shares underlying stock options and 15,000 warrants to purchase common stock, which options and warrants are exercisable within 60 days of the date of this proxy statement.

(8)
Includes 25,000 shares underlying stock options and 5,000 warrants to purchase common stock, which options and warrants are exercisable within 60 days of the date of this proxy statement.

(9)
Includes 25,000 shares underlying stock options and 25,000 warrants to purchase common stock, which options and warrants are exercisable within 60 days of the date of this proxy statement.

(10)
Includes 100,000 shares underlying stock options that are exercisable within 60 days of the date of this proxy statement.

(11)
Includes 26,666 shares underlying options and 2,250 warrants to purchase common stock, which options and warrants are exercisable within 60 days of the date of this proxy statement.

(12)
Includes 50,000 shares underlying stock options, which options are exercisable within 60 days of the date of this proxy statement.

(13)
Includes 3,250 warrants to purchase common stock which are exercisable within 60 days of the date of this proxy statement.

(14)
Includes 10,000 warrants to purchase common stock which are exercisable within 60 days of the date of this proxy statement.

(15)
Includes 458,000 underlying options and an additional 118,500 shares underlying warrants to purchase common stock, which options and warrants are exercisable within 60 days of the date of this proxy statement.

Changes in Control
We know of no arrangement or events, including the pledge by any person of our securities, which may result in a change in control of our company.
PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS
We anticipate that the next annual meeting of shareholders will be held in May 2022. Any shareholder who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of shareholders must do so in writing in accordance with our Amended and Restated Bylaws and Rule 14a-8 of the Exchange Act, and it must be received at our principal executive offices no later than January 6, 2022 in order to be considered for inclusion in the proxy statement for the 2022 annual meeting of shareholders. Shareholders who intend to present a proposal at the 2022 annual meeting of shareholders without including such proposal in the 2022 proxy statement must provide us with a notice of such proposal no sooner than February 28, 2022 and no later than March 30, 2022. For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.
Our common stock is listed on the NYSE and the TSX under the symbol “MUX.”

ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2020, including financial statements and schedules, and copies of any of the exhibits referenced therein, are available to shareholders without charge upon written request to Anna Ladd-Kruger, Chief Financial Officer, at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.
OTHER MATTERS
The Board of Directors knows of no other business to be presented at the annual meeting of shareholders. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.
By Order of the Board of Directors

DATE: April [•], 2021	ROBERT R. MCEWEN Chairman and Chief Executive Officer

Appendix A
Form of Amendment to the Amended and Restated Articles of Incorporation

ARTICLES OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
MCEWEN MINING INC.
Pursuant to Section 7-110-103 of the Colorado Business Corporation Act, McEwen Mining Inc., a Colorado corporation (the “Corporation”), adopts the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation and hereby certifies as follows:
1.
The name of the Corporation is MCEWEN MINING INC.

2.
The board of directors of the Corporation duly approved the following amendment to the Second Amended and Restated Articles of Incorporation and recommended it for approval by the shareholders of the Corporation on April [•], 2021 and the shareholders of the Corporation duly approved said amendment on June [•], 2021.

3.
Article IV, Section A of the Second Amended and Restated Articles of Incorporation is hereby deleted in its entirety and restated as follows:

A.   Classes of Stock.   The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 675,000,002 shares, of which (i) 675,000,000 shares, no par value, shall be Common Stock and (ii) two shares, no par value, shall be Preferred Stock. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance.
4.
The effective date of these Articles of Amendment shall be the date of filing with the Colorado Secretary of State.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this        day of June, 2021.
MCEWEN MINING INC.
By:

Name: Carmen Diges
Title: General Counsel and Secretary
SIGNATURE PAGE TO ARTICLES OF AMENDMENT

A-2

Appendix B
Form of Amendment to the Amended and Restated McEwen Mining Inc. Equity Incentive Plan

FIRST AMENDMENT TO THE
AMENDED AND RESTATED MCEWEN MINING INC.
EQUITY INCENTIVE PLAN
This Amendment to the Amended and Restated McEwen Mining Inc. Equity Incentive Plan dated March 27, 2015 (“Amendment”) is adopted effective April [•], 2021 by McEwen Mining Inc. (the “Company”).
WHEREAS, the Amended and Restated McEwen Mining Inc. Equity Incentive Plan (“Plan”) was adopted by the Company effective March 27, 2015 to, among other things, increase the number of shares reserved for issuance under the Plan to 17,500,00 shares, as set forth in Section 4.1 of the Plan; and
WHEREAS, the shareholders of the Company approved the Plan, including the increase in the number of shares available to be issued thereunder, on May 28, 2015; and
WHEREAS, the Company’s Board of Directors (“Board”), by resolution dated April [•], 2021, recognized that the number of shares presently reserved for issuance under the Plan has been almost entirely extinguished due to previous grants and that it is in the best interests of the Company and its shareholders to increase the number of shares reserved for issuance under the Plan by 12,500,000, to a total of 30,000,000 shares in order to provide the Company with flexibility to make additional grants under the Plan, and to extend the termination date of the Plan as set forth in Article XVI thereof to April [•], 2031 to avoid the expense of having to adopt another amendment prior to the expiration date in 2025; and
WHEREAS, the Board has recommended to the Company’s shareholders that this Amendment be adopted by the shareholders to approve the changes adopted by the Board as required by applicable law.
NOW THEREFORE, the Plan is hereby amended as set forth below, such Amendment to be effective immediately, subject to approval of the shareholders at a duly convened meeting thereof as soon as practical:
A.
Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

Number of Shares. As of April [•], 2021, the maximum aggregate number of Shares issuable under the Plan pursuant to Awards shall be increased by 12,500,000, for a maximum of 30,000,000 Shares.
Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this ARTICLE IV. The maximum number of Shares that may be issued under Incentive Options is 30 million Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, shareholder approval is required. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.
B.
ARTICLE XVI of the Plan is hereby amended to read in its entirety as follows:

DURATION OF THE PLAN Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on April [•], 2031 and no Option, Restricted Stock Award, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Restricted Stock Awards, and other Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.
C.
With the foregoing exceptions, the remaining provisions of the Plan shall remain unchanged unless otherwise amended in accordance with the terms thereof.

B-1

IN WITNESS WHEREOF, the Company has cause this Amendment to be executed by its duly authorized representative, this      day of April 2021.
MCEWEN MINING INC.,
a Colorado corporation
By:

Name:

Title:

B-2

McEWEN MINING

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/MUX** or scan the QR code — login details are located in the shaded bar below.

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A **Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, AND "FOR" PROPOSALS 2, 3 AND 4.**

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1. ELECTION OF DIRECTORS:

01 - ROBERT R. MCEWEN 02 - ALLEN V. AMBROSE 03 - MICHELE L. ASHBY 04 - RICHARD W. BRISSENDEN
05 - ROBIN E. DUNBAR 06 - GREGORY P. FAUQUIER 07 - DONALD R.M. QUICK 08 - MICHAEL L. STEIN

☐ Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08
☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. To adopt an amendment to the Company's Second Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized to be issued from 500,000,000 to 675,000,000.	☐	☐	☐
3. To adopt an amendment to the Company's Amended and Restated Equity Incentive Plan to increase the number of shares authorized to be issued under the Plan from 17,500,000 to 30,000,000 and to extend the expiration date of the Plan to April 2031.	☐	☐	☐
4. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.	☐	☐	☐

B **Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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03GAIA

The 2021 Annual Meeting of Shareholders of McEwen Mining Inc. will be held on Monday, June 28, 2021 at 4:00 p.m. ET, virtually via the internet at www.meetingcenter.io/236635772.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — MUX2021.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — McEwen Mining Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and the proxy statement dated April __ 2021, hereby revokes any and all proxies previously granted and appoints Robert R. McEwen and Carmen L. Diges or either of them, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated herein, all shares of common stock of McEwen Mining Inc. held of record by the undersigned on April 26 2021, at the Annual Meeting of Shareholders to be held on June 28, 2021 at 4:00 p.m. Eastern Time virtually at www.meetingcenter.io/236635772, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed on the proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED DIRECTORS, FOR THE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, FOR THE AMENDMENT TO THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE OR IF YOU ARE ELIGIBLE FOR AND PREFER INTERNET OR TELEPHONE VOTING, PLEASE RETURN YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.